EXHIBIT 99.1

Epic Bancorp

851 Irwin Street
San Rafael, CA 94901
(415) 526-6400

For Immediate Release September 21, 2005

Contact:	Mark Garwood mgarwood@tambank.com (415) 454-1212

Tamalpais Bank Announces New Branch
To Be Opened in Tiburon

Seventh Full Service Location in Marin County

San Rafael, CA—September 21, 2005—Tamalpais Bank (the “Bank”) today announced that it would be opening its seventh Marin County branch, located at 1650 Tiburon Blvd. in Tiburon, in the winter of 2006.

The Bank, a wholly owned subsidiary of Epic Bancorp (NASDAQ: EPIK), currently operates branches in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, and Terra Linda. Each branch provides a full range of services for individuals and businesses. Each branch also offers wealth management services provided through Epic Wealth Management, Epic Bancorp’s new registered investment advisory services subsidiary.

“We are excited about entering the Tiburon market,” said Mark Garwood, President / CEO of Tamalpais Bank. “The demographics of the Tiburon community are an excellent match with our high touch approach to providing financial services. We will be the only community bank on the Tiburon peninsula and we expect that our legendary service will allow us to capture significant market share.”

Mr. Garwood said the new 2,400-square foot, state-of-the-art branch "is based on our signature design and includes an investment center, Internet cafe and kid's zone. It is designed to provide a comfortable atmosphere for our customers to conduct their personal and business banking. We will offer the same broad variety of services at the Tiburon branch as we do at our other full-service locations. This includes our Small Business Lending Division services and Investment Advisory services."

“With our seventh branch in Tiburon, we are near the completion of our strategic plan to build out a robust branch network throughout Marin County. We are pleased that each branch is in an excellent location which has increased our brand awareness. We are also evaluating space for other branches, and may announce additional branch locations shortly.”

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $452 million in assets and $296 million in deposits as of June 30, 2005. Shares of the Company’s common stock are traded on the NASDAQ Small Cap Market System under the symbol EPIK. For additional information, please contact Kit Cole, the CEO of Epic Bancorp, at 415-526-6400.

Epic Bancorp
Press Release
September 21,  2005

About Tamalpais Bank in the Community

From its inception in 1991, Tamalpais Bank (www.tambank.com) has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program. For additional information, please contact Mark Garwood, the CEO of Tamalpais Bank, at 415-454-1212.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families and businesses reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, contact Jeff Roush, the CEO of Epic Wealth Management, at 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business; (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.